Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in Amendment No. 2 to this Registration Statement on Form S-4 of our report dated April 18, 2022, relating to the consolidated financial statements of Forafric Agro Holdings Limited and Subsidiaries as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ UHY LLP

Melville, NY

April 20, 2022